Press Release
Diversified Restaurant Holdings, Inc. Announces Amended Area Development Agreement for Ten Additional Buffalo Wild Wings Restaurants in Michigan and Florida

SOUTHFIELD, Mich., August 19, 2015 (GLOBE NEWSWIRE) -- Diversified Restaurant Holdings, Inc. (Nasdaq: BAGR) ("DRH" or the "Company"), the creator, developer and operator of the unique, full-service, ultra-casual restaurant and bar Bagger Dave's Burger Tavern® ("Bagger Dave's") and one of the largest franchisees for Buffalo Wild Wings® ("BWW"), announced today that it has signed an amended area development agreement with Buffalo Wild Wings Inc. to open ten additional Buffalo Wild Wings restaurants in Michigan and Florida over the next five years. DRH currently operates 20 BWW restaurants in Michigan and 15 in Florida, and a total of 62 BWW restaurants across five states.
This year, DRH has opened two BWW restaurants in Wesley Chapel, Florida and Adrian, Michigan and will be opening one additional BWW restaurant in St Petersburg, Florida later this year. The Company has also recently acquired 18 existing BBW locations in the St. Louis, Missouri area. By year-end 2015, DRH’s portfolio of BWW restaurants is expected to consist of 63 locations across five states -- Florida, Illinois, Indiana, Michigan, and Missouri.
Michael Ansley, President and CEO of DRH, commented, "DRH is already one of the leading franchisees within the BWW system and we are excited to be extending and strengthening our commitment to this highly-differentiated brand through an amended area development agreement. Today’s announcement not only enables us to participate in BWW’s significant growth opportunities but also provides our shareholders with greater visibility into our own BWW development plans over the near-to-medium term. Inclusive of this agreement, DRH is now slated to open a total of 16 new BWW restaurants through 2020, up from six previously through 2017. This does not include expansion opportunities in the recently acquired St. Louis market.”
About Diversified Restaurant Holdings
Diversified Restaurant Holdings, Inc. (Nasdaq: BAGR) ("DRH" or the "Company") owns and operates Bagger Dave's Burger Tavern, a full-service, family-friendly restaurant and full bar with a casual, comfortable atmosphere specializing in custom-built, proprietary, fresh prime rib recipe burgers, all-natural turkey burgers, hand-cut fries, locally crafted beers on draft, hand-dipped milk shakes, salads, black bean turkey chili, and much more. There are currently 23 company-owned Bagger Dave's restaurants in Michigan and Indiana. For more information, visit www.baggerdaves.com.

The Company also operates 62 Buffalo Wild Wings Grill & Bar franchised restaurants in Indiana, Illinois, Michigan, Missouri and Florida.
The Company routinely posts news and other important information on its website at
www.diversifiedrestaurantholdings.com.
Safe Harbor Statement
The information made available in this news release contains forward-looking statements which reflect DRH's current view of future events, results of operations, cash flows, performance, business prospects and opportunities. Wherever used, the words "anticipate," "believe," "expect," "intend," "plan," "project," "will continue," "will likely result," "may," and similar expressions identify forward-looking statements as such term is defined in the Securities Exchange Act of 1934. Any such forward-looking statements are subject to risks and uncertainties and the Company's actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities could differ materially from historical results or current expectations. Some of these risks include, without limitation, the impact of economic and industry conditions, competition, food and drug safety issues, store expansion and remodeling, labor relations issues, costs of providing employee benefits, regulatory matters, legal and administrative proceedings, information technology, security, severe weather, natural disasters, accounting matters, other risk factors relating to our business or industry and other risks detailed from time to time in the Securities and Exchange Commission filings of DRH. Forward-looking statements contained herein speak only as of the date made and, thus, DRH undertakes no obligation to update or publicly announce the revision of any of the forward-looking statements contained herein to reflect new information, future events, developments or changed circumstances or for any other reason.
CONTACT: For more information contact:
Investor Relations Contact:
Raphael Gross
ICR Inc.
203.682.8253
raphael.gross@icrinc.com

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